Exhibit 99.1

Citius Pharmaceuticals, Inc. Corporate Presentation Fall 2019 NASDAQ: CTXR

2 Disclaimer This presentation has been prepared by Citius Pharmaceuticals, Inc. (the “Company”) for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the Company or any director, employee, agent, or adviser of the Company. This presentation does not purport to be all - inclusive or to contain all of the information you may desire. The information contained in this presentation and the comments and remarks of the representatives of the Company made during any presentation to which this presentation relates are integrally related and, as such, are intended to be delivered and understood together. Information provided in this presentation speaks only as of the date hereof. The Company assumes no obligation to update any statement after the date of this presentation as a result of new information, subsequent events or any other circumstances. This presentation also includes express and implied forward - looking statements regarding the current expectations, estimates, o pinions and beliefs of the Company that are not historical facts. Such forward - looking statements may be identified by words such as “beli eves”, “expects”, “endeavors”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, “should” “objective” and variations of such words a nd similar words. The accuracy of such statements is dependent upon future events, and involves known and unknown risks, uncertainties and other f act ors beyond the Company’s control that may cause actual results to differ materially from what is presented herein. Investors are stron gly encouraged to carefully review the Company’s SEC filings for a listing of the risks that could cause actual results to differ from these for ward looking statements. These forward - looking statements speak only as of the date of this presentation and should not be construed as stat ements of facts. CTXR

3 Investment Opportunity Olympic Motto: “ Citius , Altius, Fortius ” (Faster, Higher, Stronger) • Low Risk/ High Reward Strategy • Low development risk … focused on 505(b)2 regulatory pathway products, aimed to • avoid unnecessary duplication of studies already performed on previously approved drugs • result in a much less expensive and much faster route to approval, compared with a traditional development path [such as 505(b)(1)], while creating new, differentiated products with high commercial value expected. • Unique indications…little or no competition…similar to an NCE in market potential • Successful management team with extensive experience • Approximately $24 million invested privately by founders and $16.5 million by the public • Partnership with MD Anderson Cancer Center for Cancer and Infectious Disease • Multiple near - term milestones and catalysts CTXR

4 Unique Pipeline in Progressive Stages • Phase 3: Mino - Lok® • Lead product (Mino - Lok) is a unique antibiotic lock therapy that salvages central lines in bacteremic patients. This is a very serious problem with a clear unmet medical need. We estimate the market to be >$1 billion worldwide. • Phase 2: CITI - 002 (Halo - Lido) • Hydrocortisone/lidocaine completed Phase 2a. New formulation (with halobetasol ) requires animal tox study prior to phase 2b trial. Would be the only FDA approved Rx therapy for hemorrhoids. We estimate the market to be >$1 billion in US. • Pre - Clinical: CITI - 101 (Mino - Wrap) • Unique product that prevents infections associated with breast implants. Preclinical data suggest prolonged protection against colonization by key organisms during time when most susceptible. We estimate the market to be ~$200 million in US ($400 million worldwide). • Targeted Acquisitions • Business development activity focused on 505(b)2 products with unique indications. CTXR

Citius Lead Product Minocycline/EDTA/Ethanol Antibiotic Lock Therapy for Salvaging Catheters That Cause Bloodstream Infections Mino - Lok®

6 Central Venous Catheters Central Venous Catheters (CVCs), Peripherally Inserted Central Catheter (PICCs), and Hemodialysis Central Venous Catheter PICC Hemodialysis CTXR

7 Pathogenesis of CRBSI Safdar N, Maki DG. The pathogenesis of catheter - related bloodstream infection with noncuffed short - term central venous catheters. Int Care Med . 2004;30:62 - 67. CTXR Endogenous: Skin flora Extrinsic: HCW hands; Contaminated field Endogenous: Skin flora Extrinsic: HCW hands From distant Infection (<10%)

8 Bioﬁlm Formation Protects Colonies • Pathogens attach to the surface of the lumen in a central venous catheter and form colonies. • Colonies grow and exude a fibrous glycocalyx that protects the organisms from antibiotics, even when shown to be sensitive in vitro CTXR Micrograph of Biofilm in Central Venous Catheter

Catheter - Biofilm Visualizations Post - Removal CTXR 9 Glycocalyx under Microscope CVC Dissections Post - Removal

10 The Problem : Removing and Replacing (R&R) an Infected Catheter in CRBSI is Risky and Costly The Solution : Mino - Lok® to Sterilize and Salvage the Catheter vs. R&R • Central venous catheters (CVCs) are life - saving vascular access ports for patients requiring long term intravenous therapy. • Of the 7,000,000 CVCs used annually in US, up to 472,000 become infected leading to serious, life threatening infections called CRBSI/CLABSI (1). • These infections are associated with 12 - 25% mortality and morbidity, prolonging hospital stay and increasing the cost of care significantly (2). • Current SOC is to remove and replace the CVC while treating the patient for their blood stream infection with systemic antibiotic(s). • The removal and replacement of the CVC is a risky and costly procedure. • Mino - Lok is the first therapy under investigation that can be used to sterilize and salvage the infected CVC avoiding the complications, discomfort and costs of removal and replacement. • There are no lock solutions under development for treating and salvaging infected CVCs. CTXR Sources: 1. Shah H., Bosch W., Hellinger W. C., Thompson K. M. (2013). Intravascular catheter - related bloodstream infection. Neurohospitalist 3, 144 – 151. doi : 10.1177/1941874413476043. 2. Antoňáková Němčíková A, Bednárovská E. Catheter - related bloodstream infections: do we know all of it? Klin Onkol . 2017;30(6):405 – 411. doi : 10.14735/amko2017405.

CVC Insertion Complications

Complications include infection, thrombosis, occlusion, and mechanical complications.

- ✓ Infectious complications are reported to occur in 5% to 26% of patients;
- ✓ Mechanical complications in 5% to 19%; and,
- ✓ Thrombotic complications in 2% to 26% (1,2).

Mechanical complications associated with the insertion of CVCs include arterial puncture, hematoma, hemothorax, pneumothorax, arterial-venous fistula, venous air embolism, nerve injury, thoracic duct injury (left side only), intraluminal dissection, and puncture of the aorta (3).

Catheter removal and reinsertion causes physical and psychological symptoms in 57% to 67% of patients, respectively (4).



Sources (NCBI: Annals of Translational Medicine):
1. McGee DC, Gould MK.. Preventing complications of central venous catheterization. N Engl J Med 2003;348:1123-33.
2. Merrer J, De Jonghe B, Golliot F, et al. Complications of femoral and subclavian venous catheterization in critically ill patients: a randomized controlled trial. JAMA 2001;286:700-7.
3. Polderman KH, Girbes AJ.. Central venous catheter use. Part 1: mechanical complications. Intensive Care Med 2002;28:1-17.
4. Chaftari, AM et al,. Unnecessary Removal of CVCs in Cancer Patients with CRBSI: Impact on Symptom Burden. Poster presentation at ID Week 2017, Infectious Diseases Society of America (IDSA)Oct 04 - 08, 2017

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12 Locking a Central Venous Line with Mino - Lok® Locking a Catheter is a Standard Operating Procedure 1. Using Mino - Lok does not require any novel methodologies. 2. Any RN or LPN or Technician can perform the procedure. 3. There is no change in normal workflow and does not require exceptional training. 4. The patient does not experience any sensations similar to the threading of a central line through a vein or artery. 5. The procedure does not require any change to the tunneling or change in placement of the central line. 6. No anesthesia (general or local) is needed. 7. Standard sterile techniques still apply. CTXR *Mino - Lok™ is not flushed into the venous system.

13 Phase 2b Trial Results Parameter Mino - Lok Arm N ( % ) Control Arm N ( % ) Patients 30 (100%) 60 (100%) Cancer Type - Hematologic 20 (67) 48 (80) - Solid tumor 10 (33) 12 (20) ICU Admission 4 (13) 4 (7) Mech. Ventilator 3 (10) 0 (0) Bacteremia - Gram+ 17 (57)* 32 (53) - Gram - 14 (47)* 28 (47) Neutropenia (<500 ) 19 (63) 36 (60) Microbiologic Eradication 30 (100) 60 (100) - Relapse 0 (0) 3 (5) Complications 0 (0) 8 (13) SAEs related to R&R 0 (0) 6 (10) Overall Complication Rate 0 (0%) 11** (18%) *1 polymicrobial patient had a Gram+ and a Gram – organism cultured ** 6 patients had >1 complication CTXR

14 Active Arm (n=72) Mino - Lok® Solution Control Arm (n=72) Antibiotic Lock Patients with CRBSI/CLABSI (n~ 144) R Mino - Lok® Phase 3 Pivotal Trial Design Multi - center, randomized, open label, blinded assessor, active control superiority study (80% powered) Primary End Point: Comparison of “Time to Catheter Failure”, TOC = 6 weeks Interim Analysis to be Performed at 40% for Futility and 75% for Superiority CTXR Adjunct in CLABSI/CRBSI

Mino - Lok Phase 3 End Point Measures A significance in the time to catheter failure between the two arms after randomization and TOC (Week 6) in the intent - to - treat (ITT) population (Kaplan - Meier Analysis). • A catheter failure event is ANY of the following: • All - cause mortality at TOC (Week 6). The event time is the day of death; • Catheter removal for any infection - related reasons. The event time is the day the catheter is removed; • Inability to administer study drug. The event time is the day the Investigator determines the catheter is no longer functional; • Worsening of systemic signs and symptoms of infection that result in change in systemic antibiotic treatment. The event time is the day the treatment is changed; • Demonstration that the baseline pathogen is not eradicated from the blood sample collected at 72 hours following randomization despite 72 hours of antibiotic therapy to which the infecting organism is susceptible. The event time is the day of the positive culture; • Demonstration that the baseline pathogen has recurred based on blood culture by Week 6 of the study. The event time is the day of the positive culture documenting the recurrence; or • Demonstration that the baseline pathogen is part of a newly diagnosed deep - seated infection. The event time is the day of the new diagnosis. • Removal of the CVC prior to TOC because the catheter is no longer needed will not be considered a catheter failure and these subjects will be censored at the time of catheter removal. CTXR 15

16 Mino - Lok® Development Plan (as of 08/2019) 2014 2015 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Phase 2 Clinical Study Chemistry and Manufacturing Control (CMC) Development Registration Manufacturing and Stability Phase 3 ALT Study FDA EOP2 Meeting FDA CMC Meeting FDA Interim Mtg. FDA Review Mtg. 2019 Q1 Q2 Q3 Q4 First Patient In CTXR 2020 Q1 Q2 Q3 Q4 2021 Q1 Q2 Q3 Interim Data 40% Futility 75% Superiority

Intellectual Property

Mino-Lok™ is supported by a robust intellectual property portfolio ***Composition of Matter patent*** *that provides protection until* ***June 7, 2024****.* ***Formulation Patent*** *has been issued and will add protection through* ***2036.***

Creators	Description of Patent	All U.S. and Foreign Patent Applications / Patent Numbers
Issam Raad, M.D. et al	Antimicrobials in Combination with Chelators and Ethanol for the Rapid Eradication of Micro-organisms Embedded in Biofilm (Composition of Matter)	• U.S. Patent No.: 7,601,731; • EP Ser. No.: 04754538.9; • CA Ser. No.: 2,528,522;
Issam Raad, M.D. Joel Rosenblatt, Ph.D. et al	Antimicrobial Catheter Lock / Flush Solutions with Enhanced Stability (Formulation)	• Pub.No.: US 2017/051373 A1 • Global IP: UTFC.P1283WO

U.S. Patent No. 7,601,731 (Composition of Matter) was filed on June 7, 2004 priority date of Provisional Application No. 60/476,555 of June 6, 2003 and issued on October 13, 2009. The expiration date is **June 7, 2024**.
U.S. Patent No. 10,086,114 (Formulation/Enhanced Stability) was filed on November 4, 2016 and issued on Oct. 2, 2018. The expiration date is **November 4, 2036.**
Patent applications for Global IP filed on June 12, 2018 incl. Canada, China, Japan, Korea, European Patent Office.

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18 Regulatory Protection • Qualified Infectious Disease Product (QIDP) • Eligibility for Fast Track Status, enables frequent communication and collaboration with FDA; • Priority Review, reduces the NDA review time from 12 to 6 months; and, • Market Exclusivity, grants an additional 5 years of market exclusivity at NDA, combined with Hatch - Waxman. • Fast Track Granted (October 2017) • Fast Track expedites review of drugs which treat a serious or life - threatening condition and fills an unmet medical need. • More frequent meetings with FDA to discuss the development plan and ensure collection of appropriate data needed to support approval; • More frequent correspondence with FDA about the design of the clinical trials; • Priority review to shorten the review process from 10 - 12 months to 6 months; and, • Rolling review which allows for completed sections of the New Drug Application (NDA) to be submitted and reviewed by FDA rather than waiting until the entire application is compiled and submitted for review. CTXR

19 Competitive Landscape Company/Source Product/Components Status Features/Weaknesses CorMedix Neutrolin ® taurolidine, citrate, heparin Phase III trial in Prevention in HD; Available in Europe (CE Mark) Prevention only Anti - infective only being used in prophylaxis No company has United States regulatory approval . CorMedix is focused on development of lock solutions for the prevention of CRBSI in hemodialysis (HD) patients . There are no lock solutions in development for treating CRBSI patients and salvaging indwelling, infected CVCs . The current standard - of - care is to treat the bacteremia while removing and replacing the CVC usually in a new vascular access site . There are no products being developed for treatment of infected central venous lines. CTXR

20 Mino - Lok® (minocycline/disodium EDTA/ethyl alcohol) • Treats catheter - related blood stream infections (CRBSIs). • Penetrates biofilm, eradicates bacteria and salvages infected, indwelling vascular catheters while providing anti - clotting properties. • Salvages central venous access in patients highly dependent on central lines and avoids the serious and expensive complications and morbidities associated with catheter removal and reinsertion. • Expected to be indicated as adjunctive therapy for the treatment of Catheter - Related Blood Stream Infections (CRBSI) in combination with appropriate systemic antibiotic(s). • Would have worldwide rights with appx. 16 years of exclusivity at time of launch. A major step forward in addressing a serious unmet medical need. CTXR

Mino - Wrap CITI - 101 Minocycline/Rifampin (M/R) Gelatin Film Bioabsorbable Extended Release Antimicrobial Wrap for the Prevention of Breast Tissue Expander Infections

Background on Mastectomies

- Breast cancer is the most frequent cancer in women worldwide and is increasing particularly in developing countries where the majority of cases are diagnosed in late stages (WHO).
- Mastectomies have increased 36% from 2005 to 2013 in the US (1).
- The incidence of post-mastectomy breast reconstruction, following breast cancer treatment, has been increasing on an annual basis. In 2017, the American Society of Plastic Surgeons reported that over 105,000 women in the United States underwent a postmastectomy breast reconstructive procedure (2).
- Only 30% of the time breast reconstruction occurs simultaneously with the mastectomy; most occur weeks after (3).
- Approximately 80% of the time, a breast tissue expander (TE) is used in breast reconstructions (4).


Expander Implant

Sources:
1. New Data Show Mastectomies Increased 36 Percent From 2005 to 2013. Content last reviewed February 2016. Agency for Healthcare Research and Quality, Rockville, MD. https://www.ahrq.gov/news/newsroom/press-releases/2016/mastectomy-sb.html.
2. Liu, Daniel. "New Plastic Surgery Statistics and Breast Reconstruction Trends." American Society of Plastic Surgeons, American Society of Plastic Surgeons, 14 Mar. 2017, https://www.plasticsurgery.org/news/blog/new-plastic-surgery-statistics-and-breast-reconstruction-trends.
3. Miller AM , Steiner CA, Barrett ML, Fingar KR, Elixhauser A. Breast Reconstruction Surgery for Mastectomy in Hospital Inpatient and Ambulatory Settings, 2009–2014. HCUP Statistical Brief #228. October 2017. Agency for Healthcare Research and Quality, Rockville, MD. www.hcup-us.ahrq.gov/reports/statbriefs/sb228-Breast-Reconstruction-For-Mastectomy.pdf.
4. Rosenblatt et al. 2015. Novel in situ liquefying antimicrobial wrap for preventing tissue expander infections following breast reconstructive surgeries. J Biomed Mater Res Part B 2015:00B:000-000

Confidential

Rates of Mastectomy and Breast Reconstructive Surgery 2009 - 2014 CTXR 23 • 62 percent increase in the population rate of breast reconstruction for mastectomy from 2009 to 2014. • 67 percent increase in the ratio of breast reconstructions to mastectomies between 2009 and 2014. • The trend in the rate of mastectomy surgeries between 2009 and 2014 remained relatively stable. In July of 2018 there were 122 million adult females in US

Background: Rate of Infection Post - Mastectomy • The rate of infection following mastectomy with tissue expander (TE) is 2.4 to 24%. Estimated mean is 12 - 14%*. • Once the TE becomes infected, the patient is hospitalized and aggressive and lengthy course of antibiotics is used to attempt salvage of the TE. In many cases, the TE is removed leading to a delay in lifesaving chemo - radiation therapy, which can be a devastating consequence for the patient. • The preventive measures used to decrease the rate of TE infections are (a) systemic perioperative antimicrobial agents, (b) perioperative immersion of the implant or irrigation of the surgical pocket with an antimicrobial solution prior to insertion of the device, and (c) immediate postoperative oral antimicrobials. Except for (a), all of the other preventive modalities are of debatable use. Armstrong RW. Ann Plast Surg 1989;23:284 - 8 Francis SH. Plast Reconstr Surg 2009;124:1790 - 6 Rosenblatt et al. 2015. Novel in situ liquefying antimicrobial wrap for preventing tissue expander infections following breast reconstru cti ve surgeries. J Biomed Mater Res Part B 2015:00B. * Please note that the 12 - 14% estimate for mean infection rates is an estimate from clinicians and is not a published data point. CTXR 24

Mino - Wrap: Thesis • The highest risk for TE - related infections occurs at the time of surgery and as long as drains remain in place (about two weeks post - operatively) and there are portals for microbial colonization. • Mino - Wrap is a malleable, bioabsorbable, antimicrobial wrap that is placed over the TE in the surgical pocket as a solid film. It swells and liquefies in situ for a specified period of time providing extended protection against infection from the most likely pathogens. • Mino - Wrap is designed to allow the temporary tissue expander to be inflated without any restrictions, and to prevent infection and biofilm formation on the implant over longer durations than current practice. • The current standard of care (SOC) appears to be inadequate as the mean infection rate is very high compared to common surgical infection rates (double digits). CTXR 25

Mino - Wrap Pre - Clinical Development Summary Four Aspects Have Been Evaluated Preclinically 1. Physical changes over time and durability • Assessed if wrap could retain physical presence in a simulated TE pocket environment • evaluated in patient drain fluid samples following mastectomy and observed over a 1 week duration • Expected bio - absorption time is 2 - 4 weeks 2. Antimicrobial efficacy • MRSA, MRSE, and Pseudomonas aeruginosa clinical isolates were used • Mino - Wrap demonstrated complete inhibition of all strains 3. Mammalian cellular cytotoxicity • The human fibroblast cell line, HEK - 293T, used for toxicity testing. Gelatin films without antimicrobials, untreated cells and medium were used as controls. • Cell viability was the same in all cohorts 4. Sterilization and stability • Gamma irradiation to 25 kiloGrays ( kGy ) using cobalt 60 source at room temperature. • Allows for economical sterilization. CTXR 26 Rosenblatt et al. J Biomed Mater Res Part B: Applied Biomaterials, 104B: 369 – 374, 2016

Conclusion The in vitro preclinical experiments reveal that Mino - Wrap delivers minocycline and rifampin to the silicone surface in an active form • Remains intact at least for 1 week after being submerged in a collagenase - saline solution at 37 ⁰ C, • Is safe and not cytotoxic towards human fibroblasts, • Remains active after gamma radiation sterilization, and • Is active against the most common bacterial clinical isolates responsible for TE infections, for at least 10 days. • Mino - Wrap appears to have the characteristics necessary for an advance in the protection of human implants from subsequent infection. • Citius is preparing a development plan that includes a proof - of - concept (POC), technical development, and for a pre - IND meeting with the FDA (CDER) CTXR 27

Next Steps • Meeting with CDRH Has Been Completed. • Proof of Concept on Final Design • In vitro dissolving and elution experiments • In vivo animal experiments tissue distribution • CMC and Manufacturing Scale Up • Pre - clinical PK and Toxicology (IND enabling) • Pre - IND Meeting Request CTXR 28

Intellectual Property CTXR 29 • US Patent filed April 17, 2014 • US Patent Issued Dec. 26, 2017 • If CDER, then apply for Orphan Drug Designation (+7 years) , QIDP (+5 years) Priority Review and Fast Track

Halobetasol /Lidocaine Prescription Strength Topical for Symptomatic Hemorrhoid Treatment Halo - Lido CITI - 002

31 CITI - 002 ( halobetasol + lidocaine) Citius’ product candidate is expected to be the first FDA - approved prescription product to treat hemorrhoids in the US OTC Products are the Mainstay for Treatment of Grade I and II • Up to 5% of the U.S. population suffers from hemorrhoids, but there are no FDA - approved prescription products on the market • Over 10 million patients admit to symptoms of hemorrhoidal disease and one - third of them seek physician treatment • OTC hemorrhoid product sales are approximately 20 million units annually Existing Rx Treatments: “Grandfathered Products” • Several DESI topical cream formulations containing hydrocortisone and lidocaine are commonly prescribed to treat grade I and II hemorrhoids, but none are FDA - approved • In 2011, more than 4 million prescriptions were written in the U.S. for hemorrhoidal medications • Other topical DESI products for hemorrhoids contain hydrocortisone and pramoxine and have annual sales in excess of $80 million Commonly Used OTC Treatments Prescription, Non - approved Treatments CTXR

Phase 2a Trial – Positive Directional Improvement • Faster Relief at Day 2 * CTXR 32 Pruritus Hydro - Lido achieved 88.9% relief at Day 2 compared to any of its components Pain and Discomfort Hydro - Lido achieved 85.7% relief of pain and discomfort at Day 2 compared to any of its components 88.90% 54.50% 77.80% 33.30% Hydro-Lido 3% Hydro 5% Lido Vehicle Day 2 Relief (Pruritus) 85.70% 50.00% 50.00% 50.00% Hydro-Lido 3% Hydro 5% Lido Vehicle Day 2 Relief (Pain and Discomfort) * Study was not powered to show statistical significance; its purpose was to inform future study design.

Current Status CTXR 33 • Hydro/Lido Trial Results • Use more potent steroid, Halobetasol propionate (HBP), and maintain Lidocaine HCl (LH) • Formulation screen provided a gel and cream with HBP and LH • Ongoing stability tests for new formula F6 (cream) and F7 (gel) • Manufactured scale - up in 2019 (for non - clinical and clinical studies) • Conducting Vasoconstriction Assay (VCA) study to determine optimum formulation (September) • Pre - clinical toxicology study required by FDA • Expect to initiate in Q4/Q1 with either cream or gel (based upon VCA and stability) • IND Preparation expected to be filed after animal toxicity completed • Phase 2b planning to be initiated in Q3 2020

Halo/Lido Development Plan CTXR 34 Phase 2a Clinical Study Product and Formulation Development Phase 2b Clinical Study Pre - Clinical Studies FDA Type C meeting IND Prep VCA 2015 2016 2017 2018 2019 2020 Q1 Q2 Q3 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2021 Q1 Q2 Q3 Q4

35 CITIUS Corporate Summary • Addressing attractive diversified multi - billion dollar opportunities – Adjunctive Cancer Care/Infectious Disease and Gastrointestinal Disease • Portfolio addressing recognized unmet medical needs with cost - saving or cost - effective solutions with low risk development pathways • Multiple staged near - term milestones • Highly experienced and successful Management Team, Board of Directors, and Scientific Advisory Board • Partnership with MDACC in adjunctive cancer care CTXR

Financial Summary Current Cap Table Sha r es % of Fully Diluted Basic Shares Outstanding 22,075,781 54.6 % Warrants 16,490,794 40.8 % Options 1,771,039 4.4 % Unit Purchase Options 100 , 667 0. 2 % Fully Diluted Shares Outstanding 40,438,281 100% Principal Insider and Former Insider Shareholders (1) ( 98 Holders of Record) Leonard Mazur ( 48.9%) Myron Holubiak ( 10.6% ) Reinier Beeuwkes, PhD ( 2.7% ) Geoffrey Clark ( 2.7% ) Stock Price Current Price ( 9 / 17 /1 9 ) $ 1 . 00 52 Week High $ 2 . 52 52 Week Low $ 0 . 85 (1) Beneficial stock ownership as calculated under rules of the Securities Exchange Commission. CTXR 36

Management Team Executives, Directors, & Board Members

38 Citius Management Team (Leadership) Leonard Mazur, Director and Chairman of the Board Mr . Mazur is a highly accomplished entrepreneur and pharmaceutical industry executive with notable accomplishments in founding, building and creating value and returns for the investors . He has been instrumental in launching many brands which have been at the forefront in their respective categories . Mr . Mazur is a founder/co - founder of the following companies : Genesis, Triax , Akrimax, and Rouses Point Pharmaceuticals . He has previously served in Executive Management positions at Medicis Pharmaceuticals, ICN Pharmaceuticals, Knoll Pharma ( divison of BASF) and Cooper Laboratories . Mr . Mazur is a member of the Board of Trustees of Manor College and is a recipient of the Ellis Island Medal of Honor . Mr . Mazur received both his BA and MBA from Temple University and has served in the U . S . Marine Corps Reserves . Myron Holubiak, President & CEO and Director Mr . Holubiak has extensive experience in managing and leading both large and emerging pharmaceutical and life sciences companies . He is Co - founder, Director and CEO of Leonard Meron Biosciences, Inc . , and served as CEO until the merger with Citius Pharmaceuticals, Inc . in March 2016 , and then assuming the CEO role for the merged entity, Citius Pharmaceuticals, Inc .. He is the former President of Roche Laboratories, Inc . , a major research based pharmaceutical company . During his tenure as President of Roche, Holubiak transformed Roche Labs into a leading antibiotic and biotechnology company . He was also founder of Emron , Inc . , a pioneering health economics and managed care consulting company, and helped to create the Academy of Managed Care Pharmacy (AMCP) . He is a former director and past Chairman of Bioscrip , Inc . , a national home infusion services provider . He is currently a director of bioAffinity , Inc . , and Assembly Biosciences, Inc . He received a BS in the double majors of Molecular Biology and Biophysics with post - graduate work in Biophysics from the U of Pittsburgh ; he received advanced business training from the Harvard Business School, the Amos Tuck School at Dartmouth, and the University of London ; and advanced training in health economics from the University of York’s Centre for Health Economics . CTXR

Citius Scientific Advisory Board

Dr. Issam Raad, M.D.

Dr. Issam Raad, M.D. is Chair of MD Anderson Cancer Center's Department of Infectious Diseases and the Endowed Distinguished Professor of Medicine. Dr. Raad is the author of the underlying patents for Mino-Lok. Dr. Raad's innovations in prevention of bloodstream infections have been endorsed at the highest level (Category 1A) by the Center for Disease Control (CDC). He has been widely honored for creative research, compassionate patient care as well as outstanding mentorship and education. In 2015, Dr. Raad received the 2015 SHEA Mentor Scholar Award in recognition of his distinguished record in mentoring, over the last two decades, fellows and junior faculty, most of whom have assumed leadership positions as heads of infection control and prevention programs. In 2014, Dr. Raad received the Outstanding "Gerald Bodey Distinguished Professor" Award to honor his accomplishments in advancing the field of infections in cancer.

Dr. Mark Rupp, M.D.

Dr. Mark Rupp, M.D. is a Professor and Chief of the Division of Infectious Diseases in the Department of Internal Medicine at the University of Nebraska Medical Center. He is a Past-President of SHEA and is a past-president of ASM Division L (Infection Control/Hospital Epidemiology). Dr. Rupp has served as a consultant for the Food and Drug Administration as well as the Centers for Disease Control and Prevention, NIH, and VA.

Leonard A. Mermel, D.O.

Dr. Mermel DO, ScM, AM (Hon), FACP, FIDSA, FSHEA is Professor of Medicine, Warren Alpert Medical School of Brown University, Adjunct Clinical Professor, University of Rhode Island College of Pharmacy and Medical Director, Dept. of Epidemiology & Infection Control, Rhode Island Hospital. Dr. Mermel was a Technical Expert Panel Member of the Medicare Patient Safety Monitoring System, US Dept. of Health and Human Services. He was the 2005 President of the Society for Healthcare Epidemiology of America (SHEA) and the 2014 SHEA Mentor Scholar Award recipient which honors individuals who are recognized for their dedication and excellence in mentoring trainees in infection prevention and control. Dr. Mermel has co-authored US guidelines dealing with prevention and management of intravascular catheter infections and he has authored or co-authored over 300 articles, textbook chapters, and abstracts dealing with infection control and infectious diseases.

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Citius Scientific Advisory Board

Jesse Selber, M.D.

Dr. Jesse C. Selber, M.D., MPH, FACS is the Director of Clinical Research and an Associate Professor in the Department of Plastic Surgery at the University of Texas MD Anderson Cancer Center in Houston, Texas. A microvascular reconstructive surgeon, Dr. Selber's research involves head and neck reconstruction, breast reconstruction, microsurgery, abdominal wall reconstruction, microsurgical training, robotic-assisted reconstructive surgery, and other areas. He also has an active robotic reconstructive surgery practice in which he developed and utilizes four different types of procedures. His work -- especially with regards to robotic-assisted microsurgery -- has allowed him to be invited to instruct and to perform surgical procedures at various national and international conferences. In addition, Dr. Selber has had over forty articles published in peer-reviewed journals and serves as a reviewer for several journals (i.e. Head and Neck Surgery, Annals of Plastic Surgery, etc.). He holds offices in multiple national plastic surgery societies including the American Society of Reconstructive Microsurgery and the American Society of Plastic Surgeons, and is an Executive Board and Founding member of the Robotic Assisted Microvascular and Endoscopic Surgery society (RAMSES).

George M. Viola, M.D.

Dr. George M. Viola, MD, MPH, is Associate Professor, Department of Infectious Diseases, Infection Control and Employee Health, Division of Internal Medicine, The University of Texas MD Anderson Cancer Center, and Associate Professor, Department of Infectious Diseases, Division of Internal Medicine, Baylor College of Medicine.

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41 Corporate Profile Citius Pharmaceuticals, Inc. 11 Commerce Drive First Floor Cranford, NJ 07016 908 - 967 - 6767 www.citiuspharma.com IRTH Communications Robert Haag, Managing Director 866 - 976 - 4784 CTXR@irthcommunications.com Media and Investor Relations: CTXR